UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 22, 2014

Keryx Biopharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30929	13-4087132
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Lexington Avenue

New York, New York 10022

(Address of Principal Executive Offices)

(212) 531-5965

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01. Other Events.

On January 22, 2014, Keryx Biopharmaceuticals, Inc. (“Keryx” or the “Company”) entered into an underwriting agreement with J.P. Morgan Securities LLC, as representative of the several underwriters named therein (the “Underwriters”). Pursuant to the underwriting agreement, the Company agreed to sell to the Underwriters, and the Underwriters agreed to purchase for resale to the public, 6,900,000 shares (the “Firm Shares”) of the Company’s Common Stock, $.001 par value per share (“Common Stock”). In addition, pursuant to the Underwriting Agreement, the Underwriters exercised their option to purchase an additional 1,035,000 shares of Common Stock (the “Additional Shares,” together with the Firm Shares, the “Shares”). A copy of the underwriting agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein. The sale of the Shares closed on January 28, 2014. Alston & Bird LLP, counsel to the Company, delivered an opinion as to the validity of the Shares, a copy of which is attached hereto as Exhibit 5.1 and is incorporated by reference herein. The sale of the Shares was registered pursuant to a Registration Statement (No. 333-190353) on Form S-3, and filed by the Company with the Securities and Exchange Commission. This Current Report on Form 8-K is being filed to incorporate the underwriting agreement and opinion by reference into such Registration Statements.

The estimated expenses incurred by the Company in connection with its issuance and distribution of the shares of common stock are set forth in the following table:

SEC Registration Fee*	—
Printing and Duplicating Expenses	25,000
Accountants’ Fees and Expenses	125,000
Legal Fees and Expenses	150,000
Trustee’s Fees and Expenses	—

Miscellaneous	0

Total	$300,000

*	On August 2, 2013, the Company filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the “Registration Statement”) for the registration of shares of the Company’s common stock having a value not to exceed $150 million. In connection with the filing of such Registration Statement, the Company paid a registration fee of $20,460.00.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of January 22, 2014, between Keryx Biopharmaceuticals, Inc. and J.P. Morgan Securities LLC, as representative of the several underwriters named therein.

5.1	Opinion of Alston & Bird LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KERYX BIOPHARMACEUTICALS, INC.
(Registrant)

Date: January 28, 2014	By:	/s/ James Oliviero
	Name:	James Oliviero
	Title:	Chief Financial Officer